SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Heyu Biological Technology Corporation

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

HEYU BIOLOGICAL TECHNOLOGY CORPORATION

Room 1901, Baotuo Building,

617 Sishui Street,

Huli District, Xiamen City,

Fujian Province, China 361009

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF
THE VOTING POWER OF OUR CAPITAL STOCK

To Our Stockholders:

We are writing to advise you that stockholders representing approximately 81.6% of the voting power of the outstanding voting stock of Heyu Biological Technology Corporation, as of the close of business on June 21, 2023 (the “record date”), have approved by written consent a proposal to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-10 (the “reverse stock split”).

Our board of directors unanimously approved, and recommended that our stockholders approve, the form of amendment of our articles of incorporation to reflect the reverse stock split. If our board of directors deems it necessary and appropriate, we will file a Certificate of Amendment effecting the reverse stock split with the Secretary of State for the State of Nevada, with the timing of such filing to occur, if at all, at the sole discretion of our board of directors.

Please note that the number of votes received from the stockholders is sufficient to satisfy the stockholder vote requirement for this action under Nevada law and our articles of incorporation, as amended, and no additional votes will consequently be needed to approve the actions.

No action is required by you. The accompanying Information Statement is being furnished only to inform stockholders of the action taken by written consent described above before the reverse stock split takes effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is first being mailed to you on or about June 21, 2023. The effective date of the reverse stock split will be no earlier than July 11, 2023, or thereafter as our board of directors determines to effect it in accordance with applicable law, including the Nevada Revised Statutes of the State of Nevada (“NRS”).

This is not a notice of special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein. We are not asking you for a consent or proxy and you are requested not to send us a consent or proxy.

The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything. You are encouraged to carefully read the accompanying Information Statement, including exhibits, for further information regarding the reverse stock split.

June 21, 2023	By Order of the Board of Directors,

/s/ Ban Siong Ang
Ban Siong Ang
Chief Executive Officer

Heyu Biological Technology Corporation

Room 1901, Baotuo Building,

617 Sishui Street,

Huli District, Xiamen City,

Fujian Province, China 361009

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C THEREUNDER

This Information Statement is being sent by mail to all record and beneficial owners of the common stock, $0.001 par value of Heyu Biological Technology Corporation, a Nevada corporation, which we refer to herein as “HYBT,” “the company,” “we,” “our” or “us.” The mailing date of this Information Statement is on or about June 21, 2023. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to a written consent executed by stockholders representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On June 21, 2023, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had issued and outstanding 1,032,466,000 shares of common stock. These securities constitute the outstanding classes of HYBT voting securities. Each share of HYBT common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

No vote or other consent of our stockholders is solicited in connection with this information statement. We are not asking you for a proxy and you are requested not to send us a proxy.

Our board of directors has also approved the reverse stock split. No other corporate actions to be taken by written consent were considered. On June 2, 2023, stockholders who beneficially hold 843,399,410 shares of common stock or approximately 81.6% of the voting power of our outstanding voting securities, executed and delivered to the board of directors written consents approving the action to effect the reverse split of our outstanding common stock at a ratio of 1-for-10 . Because the action was approved by the written consent of stockholders holding a majority of our outstanding voting securities, no proxies are being solicited with this Information Statement.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of Nevada, the action to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should," “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the date of the consent by the majority stockholders, HYBT had issued and outstanding 1,032,466,000  shares of common stock. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

Nevada corporate law provides in substance that unless a company’s articles of incorporation provide otherwise, stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by stockholders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.

REVERSE STOCK SPLIT

Our board of directors and stockholders holding a majority of our outstanding voting power have approved a proposal to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-10. Following 20 days after the furnishing of this Information Statement, our board of directors will have the authority, in its sole discretion, without further action by our stockholders, to effect the reverse stock split. Even though the holders of a majority of the voting power of our capital stock have already approved of the reverse stock split , we reserve the right not to effect any reverse stock split of the common stock if our board of directors does not deem it to be in the best interests of our stockholders. The company believes that granting this discretion provides our board of directors with maximum flexibility to act in the best interests of our stockholders. Upon implementation of the amendment, ten shares of outstanding Common Stock will be automatically converted into one share of Common Stock.

Amendment to Articles of Incorporation

In connection with the reverse stock split, if our board of directors were to effect the reverse stock split, our board of directors would set the timing of effectiveness of the reverse stock split and file the Certificate of Amendment with the State of Nevada. The par value per share of common stock will remain unchanged at $0.001 per share. Only shares of the company’s outstanding common stock will be subject to the reverse stock split.

Under applicable Nevada law, we are permitted to take an action without a meeting of stockholders if we obtain the written consent specifying the action from stockholders holding at least a majority of the voting power of our common stock. Thus, the reverse stock split and amendment to our articles of incorporation have been approved as follows:

(a) the board of directors adopted a resolution approving a proposal to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-10; and

(b) the proposal was approved by the written consent of stockholders holding a majority of the voting power of our capital stock.

Our amendment to our articles of incorporation, if our board of directors determines in its discretion to effect the reverse stock split, will reflect that our outstanding shares have been reverse split. No further action on the part of stockholders is required to either implement or abandon the reverse stock split. If our board of directors determines to implement the reverse stock split, we will publicly announce, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split. Our board of directors reserves its right to elect not to proceed, and to abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

Upon the effectiveness of the reverse stock split, except as explained below with respect to fractional shares, each share of our issued and outstanding common stock will be combined, automatically and without any action on the part of our stockholders, into a lesser number of shares of our common stock calculated in accordance with the reverse stock split ratio determined by our board of directors. No fractional shares will be issued in connection with the reverse stock split. As described below, holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive an additional share in lieu of such fractional share. These additional shares will increase the number of post-Reverse Stock Split holders of our Common Stock to the extent there are concurrently stockholders who would otherwise have received less than one share of Common Stock after the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Effect of the reverse stock split

Split shares issued in connection with the reverse stock split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse stock split. The reverse stock split will decrease the number of outstanding shares of our common stock, but will not affect any stockholder's proportionate interest in our company, except for possible minor differences resulting from the treatment of any fractional shares that such stockholder would have received as a result of the reverse stock split. The par value of our common stock will remain unchanged. While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse stock split will not affect our total stockholders’ equity. All share and per share information included in our financial statements will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse stock split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our common stock will trade at a multiple of our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the reverse stock split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity. In addition, the reverse stock split may increase the number of the stockholders who own odd lots, or less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results outlined above.

As soon as practicable after the effective date of the reverse stock split, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for, if so elected by the holder, new certificates representing the number of shares of our Common Stock held by such stockholder following the reverse stock split. Our transfer agent will act as exchange and paying agent for purposes of exchanging stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive, upon payment of the applicable fee, new certificates representing the whole number of shares of our common stock that he, she or it holds as a result of the reverse stock split. No new certificates will be issued to a stockholder until the stockholder has surrendered his or her outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

We request that stockholders do not send in any of their stock certificates at this time.

Accounting Matters

The par value per share of the common stock will remain unchanged after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. The company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Other Effects on Outstanding Shares

When the reverse stock split is implemented, the rights and preferences of the outstanding shares of the common stock will remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split will be fully paid and non-assessable. The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

No Appraisal Rights

Under the NRS, stockholders are not entitled to appraisal rights with respect to the proposed reverse stock split and amendment to our articles of incorporation.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock or Preferred Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including any state, local or foreign tax consequences or other tax considerations that arise from rules of general application that may be applicable to all taxpayers or to certain classes of taxpayers or any tax considerations that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons who may be subject to special treatment under U.S. federal income tax law or persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, the U.S. Treasury regulations promulgated thereunder, and related administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership, for federal income tax purposes. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

The reverse stock split should generally be treated as a “recapitalization” for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the reverse stock split. Accordingly, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered and the holding period for the common stock received should include the holding period for the common stock surrendered. The U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered for the shares of our common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such dates.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 21, 2023, with respect to the beneficial ownership of our common and preferred voting stock.

The address for each director and current executive officer listed is: c/o Heyu Biological Technology Corporation, Room 1901, Baotuo Building, 617 Sishui Street, Huli District, Xiamen City, Fujian Province, China, 361009.

Title of Class	Name and Address of Beneficial Owner(1)	Amount(2)	Percent of Class(3)
	Directors and named Executive Officers
Common Stock	Ban Siong Ang	843,399,410	81.6%

Common Stock	Hung Seng Tan	70,000,000	6.78%

Common Stock	Bo Lyu	-	0%

Common Stock	Kwee Huwa Tan EW15-5, Regency Condo, Jalan Pelangi, 41300 Klang, Selangor, Malaysia	8,000,000	0.775%

Common Stock	All Directors and executive officers as a group (four persons)	921,399,410	89.24%

	5% Security Holders
Common Stock	Hooi Pheng Ang	66,132,949	6.4%

(1)

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	The number of shares of Common Stock reflect the 100-for-1 forward stock split effective on September 25, 2018.
(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

For purposes of the above table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above action to effect the reverse stock split will not be effective until a date at least 20 days after the date on which the definitive Information Statement has been mailed to the stockholders. Following such date, our board of directors will have the authority, in its sole discretion, without further action by our stockholders, to effect the reverse stock split. Even though the holders of a majority of the voting power of our capital stock have already approved of the reverse stock split , we reserve the right not to effect any reverse stock split of the common stock if our board of directors does not deem it to be in the best interests of our stockholders. The Company believes that granting this discretion provides our board of directors with maximum flexibility to act in the best interests of our stockholders. Upon implementation of the amendment, ten shares of outstanding Common Stock will be automatically converted into one share of Common Stock.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on June 21, 2023, as the record date for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about June 21, 2023, to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

June 21, 2023	By:	/s/ Ban Siong Ang
Ban Siong Ang
Chief Executive Officer